 EXHIBIT 32: Rule 13a-14(b) Certifications

The undersigned officers certify that this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Eastern Environment Solutions, Corp.

A signed original of this written statement required by Section 906 has been provided to Eastern Environment Solutions, Corp. and will be retained by Eastern Environment Solutions, Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

August 10, 2009

   /s/ Yun Wang

     Yun Wang (Chief Executive Officer)

August 10, 2009

  /s/ Jianhua Sun

   Jianhua Sun (Chief Financial Officer)